SERVICE CONTRACT


WITH RESPECT TO SHARES OF:

(  )     Variable Insurance Products Fund - High Income Portfolio
(  )     Variable Insurance Products Fund - Equity-Income Portfolio
(  )     Variable Insurance Products Fund - Growth Portfolio
(  )     Variable Insurance Products Fund - Overseas Portfolio
(  )     Variable Insurance Products Fund II - Investment Grade Bond Portfolio
(  )     Variable Insurance Products Fund II - Asset Manager Portfolio
(  )     Variable Insurance Products Fund II - Contrafund Portfolio
(  )     Variable Insurance Products Fund II - Asset Manager:  Growth Portfolio
(  )     Variable Insurance Products Fund III - Growth Opportunities Portfolio
(  )     Variable Insurance Products Fund III - Balanced Portfolio
(  )     Variable Insurance Products Fund III - Growth & Income Portfolio

To Fidelity Distributors Corporation:

We desire to enter into a Contract with you for activities in connection with the distribution of shares and the servicing of shareholders of the Fund noted above (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares.

THE TERMS AND CONDITIONS OF THIS CONTRACT ARE AS FOLLOWS:

1. We shall  provide  distribution  and  certain  shareholder  services  for our clients who own Fund shares ("clients"), which services may include, without limitations: sale of shares of the Fund; answering client inquiries regarding the Fund; assistance to clients in changing dividend options, account designations and addresses; performance of subaccounting; processing purchase and redemption transactions, including automatic investment and redemption of client account cash balances; providing periodic statements showing a client's account balance and the integration of such statements with other transactions; arranging for bank wires; and providing such other information and services as you reasonably may request.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders of the Fund, and to assist you in servicing accounts of clients.

3. We agree to indemnify and hold you, the Fund, and the Fund's adviser and transfer agent harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of shares for our clients. Such indemnification shall survive the termination of this Contract.

Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the then current Fund Prospectus, copies of which will be supplied by you to us; and we shall have no authority to act as agent for the Fund or for you.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall cause to be paid to us by yourself or by Fidelity Management & Research Company, investment adviser of the Fund, such fees as are set forth in the accompanying "Fee Schedule for Qualified Recipients." We understand that the payment of such fees has been authorized pursuant to a Service Plan approved by the Board of Trustees of the Fund, and those Trustees who are not "interested persons" of the Fund (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Service Plan or in any agreements related to the Service Plan (hereinafter referred to as "Qualified Trustees"), and shareholders of the Fund, that such fees will be paid out of the fees paid to the Fund's investment adviser, said adviser's past profits or any other source available to said adviser; that the cost of the Fund for such fees shall not exceed the amount of the advisory and service fee; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect.

5. We agree to conduct our activities in accordance with any applicable federal or state laws, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in the Fund.

6. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of the Fund.

7. This Contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of the Fund's Qualified Trustees vote to terminate or not to continue the Service Plan. This Contract is also terminable without penalty at any time the Service Plan is terminated by vote of a majority of the Fund's outstanding voting securities upon 60 days' written notice thereof to us. This Contract may also be terminated by us, for any reason, upon 15 days' written notice to you. Notwithstanding anything contained herein, in the event that the Service Plan shall terminate or we shall fail to perform the distribution and shareholder servicing functions contemplated by this Contract, such determination to be made in good faith by the Fund or you, this Contract is terminable effective upon receipt of notice thereof by us. This Contract will also terminate automatically in the event of its assignment (as defined in the Act).

8. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this Contract.

9. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,


________________________________________________________________________________
Name of Qualified Recipient (Please Print or Type)

________________________________________________________________________________
Street                           City                  State        Zip Code

By:_____________________________________________________________________________
         Authorized Signature

Date:________________________


NOTE: Please return two signed copies of this Service Contract to Fidelity Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you/

FOR INTERNAL USE ONLY:
EFFECTIVE DATE:  JANUARY 1, 1997




                                SERVICE AGREEMENT


     This Agreement is entered into and effective as of the 1st day of January, 1997, by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and RELIASTAR LIFE INSURANCE COMPANY, ("Company").

     WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (collectively "Funds"); and

     WHEREAS, the services provided by FIIOC on behalf of the Funds include responding to inquires about the Funds, including the provision of information about the Funds' investment objectives, investment policies, portfolio holdings, etc.; and

     WHEREAS, Company, ReliaStar Bankers Security Life Insurance Company and Northern Life Insurance Company (together "Affiliates") hold shares of the Funds in order to fund certain variable annuity contracts, group annuity contracts, and/or variable life insurance policies, the beneficial interests in which are held by individuals, plan trustees, or others who look to Affiliates to provide information about the Funds similar to the information provided by FIIOC; and

     WHEREAS, Affiliates and one or more of the Funds have entered into one or more Participation Agreements, under which Affiliates agree not to provide information about the Funds except for information provided by the Funds or their designees; and

     WHEREAS, FIIOC desires that Company shall cause Affiliates to be able to respond to inquiries about the Funds from individual variable annuity owners, participants in group annuity contracts issued by Affiliates and owners and participant under variable life insurance polices issued by Affiliates, and prospective customers for any of the above; and

     WHEREAS, FIIOC and Company recognize that Affiliates' efforts in responding to customer inquiries will reduce the burden that such inquires would place on FIIOC should such inquiries be directed to FIIOC; and

     WHEREAS, FIIOC and Company have previously entered into a similar agreement and are desirous of replacing said agreement with a new agreement.

     NOW, THEREFORE, the parties do agree as follows:

     1. INFORMATION TO BE PROVIDED TO AFFILIATES. FIIOC agrees to provide to Affiliates, on a periodic basis, directly or through a designee, information about the Funds' investment objectives, investment policies, portfolio holdings, performance, etc. The content and format of such information shall be as FIIOC, in its sole discretion, shall choose. FIIOC may change the format and/or content of such informational reports, and the frequency with which such information is provided. For purposes of Section 4.2 of each of Affiliates' Participation Agreement(s) with the Funds, FIIOC represents that it is the designee of the Funds, and Affiliates may therefore use the information provided by FIIOC without seeking additional permission from the Funds.

     2. USE OF INFORMATION BY AFFILIATES. Affiliates may use the information provided by FIIOC in communications to individuals, plan trustees, or others who have legal title or beneficial interest in the annuity or life insurance products issued by Affiliates, and to prospective purchasers of such products or beneficial interests thereunder. If such information is contained as part of larger pieces of sales literature, advertising, etc., such pieces shall be furnished for review to the Funds in accordance with the terms of Affiliates' Participation Agreements with the Funds. Nothing herein shall give Affiliates the right to expand upon, reformat or otherwise alter the information provided by FIIOC. Affiliates acknowledge that the information, provided them by FIIOC may need to be supplemented with additional qualifying information, regulatory disclaimers, or other information before it may be conveyed to persons outside Affiliates.

     3. COMPENSATION TO COMPANY. In recognition of the fact that Company will cause Affiliates to respond to inquiries that otherwise would be handled by FIIOC, FIIOC agrees to pay the Affiliates, in proportion to their Fund holdings, a quarterly fee computed as follows:

     At the close of each calendar quarter, FIIOC will determine the Average Daily Assets held in the Funds by Affiliates. Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter divided by the number of calendar days in the quarter. The Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that sum shall be divided by four. The resulting number shall be the quarterly fee for that quarter, which shall be paid to Company during the following month.

     Should any Participation Agreement(s) between an Affiliate and any Fund(s) be terminated effective before the last day of a quarter, Company shall be entitled to a fee for that portion of the quarter during which the Participation Agreement was still in effect, unless such termination is due to misconduct on the part of the Affiliate. For such a stub quarter, Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter through and including the date of termination of the Participation Agreement(s), divided by the number of calendar days in that quarter for which the Participation Agreement was in effect. Such Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that number shall be multiplied by the number of days in such quarter that the Participation Agreement was in effect, then divided by three hundred sixty-five. The resulting number shall be the quarterly fee for the stub quarter, which shall be paid to Company during the following month.

     Notwithstanding the foregoing, compensation for each calendar quarter will not exceed one million dollars ($1,000,000).

     4. TERMINATION. This Agreement may be terminated by Company at any time upon written notice to FIIOC. FIIOC may terminate this Agreement at any time upon ninety (90) days' written notice to Company. FIIOC may terminate this Agreement immediately upon written notice to Company (1) if required by any applicable law or regulation, (2) if so required by action of the Fund(s) Board of Trustees, (3) if Company engages in any material breach of this Agreement or
(4) if an Affiliate engages in any conduct which would constitute a material breach of this Agreement were the Affiliate a party to the Agreement. This Agreement shall terminate immediately and automatically with respect to an Affiliate upon the termination of that Affiliate's Participation Agreement(s) with the Funds, and in such event no notice need be given hereunder.

     5. INDEMNIFICATION. Company agrees to indemnify and hold harmless FIIOC for any misuse by any Affiliate, their agents and/or brokers, and any persons controlling Company, under common control with Company, or controlled by Company, of the information provided by FIIOC under this Agreement.

     6. APPLICABLE LAW. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     7. ASSIGNMENT. This Agreement may not be assigned, except that it shall be assigned automatically to any successor to FIIOC as the Funds' transfer agent, and any such successor shall be bound by the terms of this Agreement.

     8. TERMINATION OF EARLIER AGREEMENT. Company and FIIOC agree that the previous Service Agreement between the parties, dated November 1, 1995, be, and it hereby is, terminated as of the date of this Agreement.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

     FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By:      ___________________________
         Thomas J. Fryer
         Vice President

         RELIASTAR LIFE INSURANCE COMPANY

By:      ___________________________

Name:    ___________________________

Title:   ___________________________




                    FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF

Variable Insurance Products Fund - High Income Portfolio
Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Investment Grade Bond Portfolio Variable Insurance Products Fund II - Asset Manager Portfolio Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio

     (1) Those who have signed the Service Agreement, who meet the requirements of paragraph (4) below, and who render distribution, administrative support and recordkeeping services as described therein, will hereafter be referred to as "Qualified Recipients."

     (2)  Qualified  Recipients  who  perform  distribution  services  for their clients  including,  without  limitations,  sale of Portfolio shares,  answering routine client inquiries about the Portfolio(s), completing Portfolio applications for the client, and producing Portfolio sales brochures or other marketing materials, will earn a quarterly fee at an annualized rate of 0.06% (six basis points) of the average aggregate net assets of their clients invested in the Portfolios.

     (3) The fees paid to each Qualified Recipient will be calculated and paid quarterly. Checks will be mailed to each Qualified Recipient by the 30th of the following month.

     (4) In order to be assured of receiving payment under this Agreement for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the mutual fund portfolios shown below. For any calendar quarter during which assets in these portfolios are in the aggregate less than $100 million, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due.

Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio Variable Insurance Products Fund III - Growth Opportunities Portfolio Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio